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                                                                     EXHIBIT 4.1

     NUMBER                                                        SHARES
                                 LeukoSite Inc.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                            SEE REVERSE FOR CERTAIN DEFINITIONS
                                                              CUSIP 52728R 10 2

        THIS CERTIFIES THAT    SPECIMEN




        is the owner of   XXXX

        FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VLUE, OF

                                 LeukoSite, Inc.

(hereinafter called the Corporation, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate and the shares represented by this Certificate are issued and shall be subject to the laws of the State of Delaware and to the provisions of the Certificate of Incorporation and the By-Laws of the Corporation as amended from time to time (copies of which are on file at the principal office of the Corporation and the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated:
                                 LEUKOSITE, INC.
                                      1992
                                    DELAWARE

       TREASURER                                                    PRESIDENT

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                                      -2-

                                 LeukoSite, Inc.

The Corporation is authorized to issue more than one class of stock. Upon written request the Corporation will furnish without charge to each stockholder a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

[THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISED DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED, BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT OR (III) PURSUANT TO THE RESALE PROVISIONS OF RULE 144.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND/OR OTHER OBLIGATIONS SET FORTH IN THE AGREEEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JANUARY 4, 1999 (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT _____ Custodian TEN ENT - as tenants by the entireties under Uniform Gift to Minors Act JT TEN - as joint tenants with right of survivorship and not as tenants in common COM PROP - as community property

                      Additional abbreviations may also be used though not in the above list.

For value received ________hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

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                                      -3-

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GRANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.